SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2008

SALARY.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-33312	04-3465241
(Commission file number)	(I.R.S. employer identification no.)

195 West Street, Waltham, Massachusetts 02451

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (781) 464-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported on a Form 8-K filed on January 2, 2008, Kenneth S. Goldman, the former Chief Financial Officer of Salary.com, Inc., resigned effective December 31, 2007 and Chris Power was named Salary.com’s new Chief Financial Officer, effective January 2, 2008. In connection with the resignation of Mr. Goldman, on January 8, 2008, Salary.com, Inc. entered into a Separation Agreement and Release with Mr. Goldman. Under the agreement, Mr. Goldman will receive $185,000 in severance benefits which will be paid in equal semi-monthly installments over a period of 12 months commencing January 1, 2008. If Mr. Goldman commences regular full-time employment during the one-year severance period, the remaining severance payments will be paid in restricted common stock which will vest on December 31, 2008. In addition, Salary.com accelerated the vesting on 7,000 shares of restricted common stock held by Mr. Goldman, and Mr. Goldman agreed not to exercise 9,446 vested stock options.

Mr. Goldman will continue to serve on Salary.com’s Board of Directors and will continue with Salary.com in a transitional role in the area of corporate development.

The foregoing summary of Mr. Goldman’s severance benefits is qualified in its entirety by reference to the full text of the Separation Agreement and Release dated January 8, 2008 between Salary.com and Mr. Goldman, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement and Release dated January 8, 2008 between Salary.com, Inc. and Kenneth S. Goldman.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARY.COM, INC.

Date: January 11, 2008	By:	/s/ Chris Power
Chris Power
Senior Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description
10.1	Separation Agreement and Release dated January 8, 2008 between Salary.com, Inc. and Kenneth S. Goldman.

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